Exhibit 99.1

JLL Income Property Trust™

Quarterly Report for the period ended December 31, 2015

EXECUTIVE SUMMARY

In the fourth quarter 2015, JLL Income Property Trust:

- Paid net of fees quarterly distributions of $0.11181 on Class M shares, $0.09431 on Class A shares, $0.11873 on Class M-I shares and $0.11194 on Class A-I shares[1];
- Maintained portfolio occupancy at 97%;
- Realized share appreciation of 0.90% on M shares and 0.81% on Class A, M-I and A-I shares resulting primarily from net increases in underlying property values;
- Achieved net Q4 returns of 1.91% on Class M shares, 1.67% on Class A shares, 1.88% on Class M-I shares and 1.82% on Class A-I shares; and
- Raised $124 million of new capital.

Returns Summary[2]

	Class M	Class A	Class M-I	Class A-I
Q4 Return (Gross)	1.91%	1.91%	1.91%	1.91%
Q4 Return (Net)	1.91%	1.67%	1.88%	1.82%
2015 YTD Return (Gross)	10.70%	10.70%	10.70%	10.70%
2015 YTD Return (Net)	10.37%	9.61%	10.64%	10.37%
Since Inception Return (Gross)[3]	8.00%	8.00%	10.23%	10.23%
Since Inception Return (Net)[3]	7.63%	6.99%	10.20%	9.92%

Distribution Summary

Q4 Distribution per Share (Net)	$0.11181	$0.09431	$0.11873	$0.11194
YTD Distribution per Share (Net)	$0.44811	$0.37936	$0.47568	$0.44847

NAV

NAV per Share[4] (on 12/31/15)	$11.20	$11.17	$11.20	$11.20

[1] Fees and expenses reduce cash available for distribution. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or offering proceeds. To date, cumulative distributions have been funded by cash flow from operations. Distribution payments are not guaranteed and may be modified at the Company's discretion.

[2] Past performance is no guarantee of future results. Return represents the compound rate of return for each period assuming reinvestment of all distributions. Returns for periods greater than one year are annualized. Net returns shown in the table are net of Company expenses, advisory fees and share class-specific fees. Gross returns shown in the table are net of Company expenses and advisory fees. For important disclosures regarding the Company's performance please refer to the "Notes" section in the back of this letter. Current performance may be higher or lower than the performance quoted herein. The investment return and principal value of an investment will fluctuate so that an investment may be worth more or less than its original cost. No representation or warranty is made as to the efficacy of any particular strategy or the actual returns that may be achieved.

[3] Since inception returns are calculated as of October 1, 2012 for Class M and A shares and July 1, 2014 for Class M-I and A-I shares.

Portfolio Summary

Total Assets (at fair value)[5]	$1.5 billion
Net Asset Value (NAV)	$920 million
Company Leverage Ratio	39%
Number of Properties	54
Total Commercial Square Feet, Apartment Units and Parking Stalls	9.1 million sq. ft., 1,311 units & 706 stalls
Geographic Diversification	14 States and Canada
Portfolio Occupancy	97%
Average Remaining Lease Term[6]	6.7 years
Investment Strategy	Diversified - Core
Inception Date[7]	October 1, 2012
Tax Reporting	1099-DIV
Minimum Initial Investment	$10,000

[4] NAV is reported based on the fair value of assets less liabilities. Our daily NAV can be found on our website at www.jllipt.com and our toll-free number, 855.652.0277.

[5] Total assets at fair value are reported at pro-rata share for properties with joint ownership.

[6] Average remaining lease term excludes apartment properties as these leases are generally one year in term.

[7] The initial offering went effective on October 1, 2012 at an offering price of $10.00 per share.

Unless otherwise noted, portfolio data as of 12/31/2015

For Current Investors Only | Confidential | Distribution or Reproduction Prohibited | See Back Panel for Important Disclosure Information

1

building situated on 6.6 acres in The Green at Florham Park, a 268-acre master planned mixed-use office park. The property is leased to Summit Medical Group for 15 years and provides for 10% rent increases every 5 years. Other tenants at The Green include BASF’s North American headquarters and the New York Jets training and headquarters facility. On December 22, 2015, we acquired Maui Mall, a Whole Foods anchored retail center located on the island of Maui for $91.1 million. Maui Mall is centrally located in Kahului, Maui’s largest retail trade area and the population center of the island. Situated at a high traffic intersection, Maui Mall is easily accessible to both local residents and visitors arriving from the nearby Kahului Airport and Kahului Harbor’s docked cruise ships. Recent upgrades to the center have already attracted new tenants, including the island’s first TJ Maxx. The property’s strategic location and compelling tenant mix combined with a high- performing grocery store should provide the fundamentals to sustain the property’s long-term performance. Leasing Activity During 2015 we signed new leases and renewed existing leases totaling approximately 594,000 square feet. Our weighted average lease duration at December 31, 2015 was 6.7 years, down from 7.6 years at December 31, 2014. The modest decline in our lease duration was primarily related to two new acquisitions made in 2015. In Q2 we acquired DFW Distribution Center, which has a weighted average lease term of approximately 4 years. We are comfortable adding a few shorter duration leases to our portfolio as this is a multi-tenant property with a good mix of lease durations ranging from six years at the long end to two years at the short end. In Q4 we acquired an interest in the NYC Retail Portfolio, a portfolio of 15 retail properties with a weighted average lease term of approximately 6 years, excluding tenant renewal options. With tenant renewal options, the weighted average lease term across this portfolio extends to nearly 25 years. Given that the in- place rents throughout the NYC Retail Portfolio are significantly below current market lease rates, we are comfortable with the balance of income durability and growth potential the NYC Retail Portfolio provides for our overall portfolio. Financing Activity Disposing of higher loan-to-value investments, extinguishing near term and higher rate debt, and acquiring new properties with low leverage have allowed us to achieve a Company loan- to-value ratio of 39%. The weighted average interest rate on our outstanding loans remained at 4.2% as of December 31, 2015 as we retired over $80 million of lower cost floating rate debt that also had risks associated with increasing interest rates. We have no debt maturities until October 2016, giving us a portfolio- wide weighted average remaining loan term of 6.1 years. Using moderate leverage is a generally a strategic way to extend our investment capacity and diversify our portfolio. We plan to maintain our 30-50% Company leverage ratio range during 2016, which will ensure our balance sheet is healthy while allowing us to take advantage of the current low interest rate environment. During the fourth quarter, we expanded our revolving line of credit with Bank of America. The new accordion feature allows 2 Quarterly Report | December 31, 2015 Distributions On May 1, August 7 and November 6 we paid gross distributions of $0.12 per share related to the first, second and third quarters of 2015. On February 5, 2016 we paid gross distributions of $0.12 per share related to the fourth quarter of 2015. Our current quarterly distribution provides an annualized gross distribution to our stockholders of $0.48 per share. On March 8, 2016, our board of directors approved a gross distribution for the first quarter of 2016 of $0.12 per share to stockholders of record as of March 30, 2016, payable on or around May 2, 2016. Gross distributions will be reduced by share class-specific fees. Share Value The NAV per share of our Class M, Class A, Class M-I and Class A-I shares as of December 31 was between $11.17 and $11.20 per share. We generally see an upward trend in our NAV throughout the quarter as we accrue our portfolio income, and then we see a comparable reduction in our NAV for the accrual of that dividend payment once we reach our record date. Investment Returns The combination of share appreciation and distributions for the year ended December 31, 2015 generated a net total return of 10.37% and 9.61% for Class M and A shares, respectively. The total return was comprised of an income return of 4.14% and 3.51% and an appreciation return of 5.96% and 5.88% for Class M and Class A shares, respectively. PORTFOLIO UPDATE In the fourth quarter we continued to enhance to our portfolio through new acquisitions and active asset management. Noteworthy accomplishments include closing on three new acquisitions, declaring our seventeenth consecutive quarterly dividend and expanding our working capital line of credit. Acquisition Activity On December 8, 2015, we acquired an approximate 14% interest in a portfolio of 15 urban infill retail properties located in the greater New York City area. The purchase price for the aggregate portfolio was approximately $1.3 billion with IPT’s interest representing an approximate $165 million gross investment including assumption of existing in-place debt. The portfolio contains approximately 2.7 million square feet in highly attractive retail locations in Manhattan, Brooklyn, Queens, the Bronx, Staten Island and New Jersey. The NYC Retail Portfolio is 98.5% leased to a mix of grocery, consumer staple, big box, discount and entertainment retailers strategically positioned in high-density locations and transportation hubs. This investment complements our growing portfolio of suburban grocery-anchored shopping centers with ownership in a diversified portfolio of Class A retail properties in the densest metropolitan area in the U.S. On December 21, 2015, we acquired 140 Park Avenue, a newly constructed 100,000 square foot medical office building located in Florham Park, New Jersey for $45.6 million. 140 Park Avenue is a four-story state-of-the-art, fully-leased medical office COMPANY UPDATE For Current Investors Only | Confidential | Distribution or Reproduction Prohibited | See Back Panel for Important Disclosure Information

3 us to expand the available balance up to $100 million. The new facility will be used to accelerate acquisitions and provide us with available working capital as needed. Occupancy Enhancing the operational performance of our properties continues to be one of the key priorities of our asset management team. At quarter end, our total portfolio occupancy was stable at 97%. Looking at each operating segment, which we define as our primary property types, our apartment occupancy remained stable at 95% this quarter. Our industrial occupancy was unchanged at 99% this quarter. Our office occupancy remained steady at 93%. Our retail occupancy was stable at 97% this quarter, in-line with the prior year. In all cases, our segment occupancies compare well with the national averages of 96% for apartments, 94% for industrial, 87% for office and 94% for retail. Disposition Strategy We had no dispositions in the fourth quarter and we anticipate holding most of our properties for an extended period; however, we may determine to sell a property before the end of its anticipated hold period due to changes in its value to the portfolio. We continually monitor each investment within the portfolio and the overall portfolio composition for appropriateness in meeting our investment objectives. Outlook In 2015 we acquired 30 new properties, nearly doubling the net asset value of our portfolio from 2014. We owned interests in 28 properties at the end of 2014 and grew to 54 properties at the end of 2015. We disposed of 4 non-strategic assets all closing within a very narrow range of their most recent independent determined values. We repaid one loan to reduce our leverage and financing costs, as well as extended and expanded our working capital line of credit. At a company level, we reduced our overall leverage ratio from 45% at 2014 to 39% at 2015. Our asset management teams signed new leases or renewed existing leases totaling approximately 594,000 square feet in 2015; and in keeping with our core asset management strategy, we also renewed or released nearly 85% of our 2015 lease expirations. Investment performance is the most relevant measure of success for an investment manager; however, an investment manager’s success in attracting new capital is a critical barometer of the market’s receptivity to and confidence in a manager’s offerings. During 2015 investors and their financial advisors chose to allocate over $400 million of new capital to IPT, a dramatic increase over the $150 million of capital raised in 2014. In addition to acquiring new properties and retiring debt, we repurchased $32 million of shares of our common stock through the share repurchase plan during 2015, returning capital to stockholders that desired liquidity or chose to reduce their allocations to core real estate. With 3 new acquisitions in the fourth quarter, our portfolio is now comprised of 18 industrial warehouses, 22 retail centers, 7 office buildings, 5 apartment complexes and 2 parking garages. In total, across all 54 properties, we now own interests in almost 10.6 million rentable square feet. We declared our seventeenth consecutive quarterly dividend to our stockholders beginning with the first quarter 2012. We continue to offer to our investors stable dividend payments fully covered by cash flow from operations and at one of the highest dividend coverage ratios in the non-listed REIT industry. Offering an attractive level of current income for distribution to our stockholders is one of our primary investment objectives. Lastly, JLL Income Property Trust remains the preferred daily NAV core real estate offering in the marketplace, attracting more capital than all of our competitors combined. We continue to see strong inflows of new capital as the general economic and real estate market conditions are favorable. Positive forecasts for the U.S. economy and U.S. real estate, including continued job growth, low interest rates, active capital markets, lowering vacancy rates and minimal new construction, give us much to look forward to for 2016. CONTACT We strive to keep you well informed regarding JLL Income Property Trust. Our property investment portfolio is externally appraised by our independent valuation advisor, Real Estate Research Corporation. Daily share values are posted on our website (www.jllipt.com) and are available via our shareholder services customer support line at 855.652.0277. Please reach out to your designated account representative, email jllipt@lasalle.com, or contact shareholder services between the hours of 8:00 a.m. and 5:00 p.m. CT with any questions. PORTFOLIO DIVERSIFICATION (BY VALUATION) By Property Type 14% Apartment 22% Industrial 3% Other 24% Office 37% Retail 14% Midwest 30% East 26% West 28% South 2% International By Geographic Region 14% Apartment 22% Industrial 3% Other 24% Office 37% Retail 14% Midwest 30% East 26% West 28% South 2% International For Current Investors Only | Confidential | Distribution or Reproduction Prohibited | See Back Panel for Important Disclosure Information

4 This report is current as of the date noted, is solely for informational purposes, and does not purport to address the financial objectives, situation, or specific need of any individual reader. The information contained herein has been obtained from sources believed to be reliable, but we cannot guarantee its accuracy or completeness. Opinions and estimates expressed herein are as of the date of the report and are subject to change without notice. Neither the information nor any opinion expressed represents a solicitation for the purchase or sale of any security. Economic or financial forecasts are inherently limited and should not be relied on as an indicator of future investment performance. Past performance is no guarantee of future results The Company is advised by LaSalle Investment Management, Inc. (“LaSalle”). Notes The returns shown in this document are intended to represent investment results for the Company for the period stated and are not predictive of future results. The returns have been prepared using unaudited data and valuations of the underlying investments in the Company’s portfolio, which are done or reviewed by our independent valuation advisor. Valuations based upon unaudited or estimated reports from the underlying investments may be subject to later adjustments or revisions. The returns are net of all management fees (e.g. the Fixed and Variable Management Fee) and Company expenses (e.g. administration, organization, legal and accounting fees, and transaction expenses) and include capital gains and other earnings. Strategies undertaken by the Company are not intended to track any index and information on indices is provided for illustrative purposes only. Nothing herein should be construed as a solicitation of clients, or as an offer to sell or a solicitation of an offer to invest in the Company. Such investments may be offered only pursuant to an offering memorandum. Certain information herein has been obtained from public and third party sources and, although believed to be reliable, has not been independently verified and its accuracy, completeness or fairness cannot be guaranteed. Important Risk Disclosure Real Estate Investment Trusts (REITs) involve a significant degree of risk and should be regarded as speculative. They are only made available to qualified investors under the terms of the offering memorandum. The securities of issuers that are principally engaged in the real estate sector may be subject to risks similar to those associated with the direct ownership of real estate. These include: declines in real estate values, defaults by mortgagors or other borrowers and tenants, increases in property taxes and operating expenses, overbuilding, fluctuations in rental income, changes in interest rates, possible lack of availability of mortgage funds or financing, extended vacancies of properties, changes in tax and regulatory requirements (including zoning laws and environmental restrictions), losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from environmental problems, and casualty or condemnation losses. In addition, the performance of the local economy in each of the regions in which real estate is located affects occupancy, market rental rates and expenses and, consequently, has an impact on the income from such properties and their underlying values. No investment strategy or risk management technique can guarantee return or eliminate risk in any market environment. Holdings may be highly leveraged and, therefore, more sensitive to adverse business or financial developments. These investments are long-term and unlikely to produce realized income for investors for a number of years. Interests in these investments are not transferable. The holding may be illiquid—very thinly traded or assets for which no market exists. These investments may use leverage, which even on a short-term basis can magnify increases or decreases in the value of the investment. The business of identifying these investment opportunities is competitive. In addition, high fees and expenses may offset the Company’s profits. For complete disclosure of risks related to the Company, please see our Annual Report filed on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Reports on Form 10-Q, also filed with the SEC. Important Disclosure Information LaSalle Investment Management is one of the world’s leading real estate investment managers and is a registered investment adviser with the SEC under the Investment Advisers Act of 1940. LaSalle is an indirect wholly-owned subsidiary of Jones Lang LaSalle Incorporated, a global real estate services firm listed on the New York Stock Exchange. This document is being provided on a confidential basis for informational purposes only. Nothing herein is or should be construed as investment, legal or tax advice, a recommendation of any kind, a solicitation of clients, or an offer to sell or a solicitation of an offer to invest in the Company. An investment in the Company may be offered only pursuant to the Company’s confidential offering memorandum or prospectus, subscription document, operating agreement, Privacy Policy and Disclosure and Waiver Letter, as applicable, and other related documents (collectively, the “Offering Package”). The information contained herein is not complete, may not be current, is subject to change, and is subject to, and qualified in its entirety by, the more complete disclosures, risk factors and other terms that are contained in the Offering Package. Certain information herein has been obtained from third party sources and although believed to be reliable, has not been independently verified and its accuracy or completeness cannot be guaranteed. No representation is made with respect to the accuracy, completeness, or timeliness of this document. Prior to investing in the Company, investors must carefully review the Offering Package and acknowledge in writing that they understand the risks associated with such an investment. Prospective investors must complete the subscription document, which requires certification of the investor’s qualifications, including without limitation, the investor’s financial suitability, investment sophistication and experience, and willingness and ability to bear the risks associated with an investment in the Company. Prospective investors should consult their tax and/or legal advisors before making tax-related and/or legal-related investment decisions. This report contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” and other similar terms, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Copyright © 2016 LaSalle Investment Management, Inc. All rights reserved. No part of this publication may be reproduced by any means, whether graphically, electronically, mechanically or otherwise howsoever, including without limitation photocopying and recording on magnetic tape, or included in any information store and/or retrieval system without prior permission of LaSalle. ARLYR7GX